Filed Pursuant to Rule 433
Registration Statement No. 333-234460
Issuer Free Writing Prospectus dated December 8, 2020
Relating to Preliminary Prospectus dated November 23, 2020

Qilian International Holding Group Limited

5,000,000 Ordinary Shares

This free writing prospectus relates to the initial public offering of ordinary shares of Qilian International Holding Group Limited (the "Company") and should be read together with the preliminary prospectus dated November 23, 2020 (the "Preliminary Prospectus") that was included in Amendment No. 6 to the Registration Statement on Form F-1 (File No. 333-234460), which can be accessed through the following web link:

https://www.sec.gov/Archives/edgar/data/1779578/000110465920128343/tm2036907-1_f1a.htm

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Univest Securities, LLC at 212-343-8888.

Qilian International Holding Group Limited (Nasdaq: QLI) December 2020 SEC File Number: 333 - 234460

Forwarding - Looking Statements This prospectus contains forward - looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties . Forward - looking statements give our current expectations or forecasts of future events . You can identify these statements by the fact that they do not relate strictly to historical or current facts . You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus . These statements are likely to address our growth strategy, financial results and product and development programs . You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward - looking statements . These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not . No forward - looking statement can be guaranteed and actual future results may vary materially . Factors that could cause actual results to differ from those discussed in the forward - looking statements include, but are not limited to : future financial and operating results, including revenues, income, expenditures, cash balances and other financial items ; our ability to execute our growth, and expansion, including our ability to meet our goals ; current and future economic and political conditions ; our ability to compete in an industry with low barriers to entry ; our ability to continue to operate through our VIE structure ; our capital requirements and our ability to raise any additional financing which we may require ; our ability to attract customers and further enhance our brand recognition ; and our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business ; our ability to retain the services of Mr . Zhanchang Xin, our chief executive officer ; trends and competition in the Chinese pharmaceutical and chemical industries ; and other assumptions described in this prospectus underlying or relating to any forward - looking statements . We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors . ” We base our forward - looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made . We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward - looking statements . Accordingly, you should be careful about relying on any forward - looking statements . Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward - looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise . This prospectus contains data related to the pharmaceutical and chemical industries in China . These industry data include projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable . The pharmaceutical and chemical industries may not grow at the rate projected by industry data, or at all . The failure of this industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of our ordinary shares . In addition, the rapidly changing nature of the Chinese pharmaceutical and chemical industries subjects any projections or estimates relating to the growth prospects or future condition of our industry to significant uncertainties . Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions . 2

Free Writing Prospectus Statement This free writing prospectus relates to the proposed initial public offering of ordinary shares of Qilian International Holding Group Limited (the “Company”), which are being registered on the Registration Statement and should be read together with the preliminary prospectus included in the Registration Statement initially filed with the SEC on November 4 , 2019 , as amended, for the offering to which this presentation relates and may be accessed through the following link : https : //www . sec . gov/Archives/edgar/data/ 1779578 / 000110465920128343 /tm 2036907 - 1 _f 1 a . htm#a_ 019 The Company has filed the Registration Statement (including a preliminary prospectus) with the SEC for the proposed offering to which this communication relates . The Registration Statement has not yet become effective . Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the proposed offering . You may get these documents for free by visiting EDGAR on the SEC website at www . sec . gov . Alternatively, we or the representative of the underwriters will arrange to send you the prospectus if you contact Univest Securities, LLC, via email : IBAssistDesk@univest . us or contact Qilian International Holding Group Limited, via email : ir@qlsyy . net .

Offering Summary Issuer Qilian International Holding Group Limited Exchange & Proposed Ticker Nasdaq Global Market (Nasdaq GM) – QLI (Approved subject to completion of the offering) Ordinary Shares O utstanding P rior to the C ompletion of T his Offering 30,000,000 ordinary shares (“Ordinary Shares”) Ordinary Shares O ffered 5 ,000,000 Ordinary Shares and 75 0,000 , or 15%, additional Ordinary Shares if the underwriters exercise their over - allotment option in full Ordinary Shares Outstanding Immediately After T his Offering 3 5 ,000,000 Ordinary Shares (or 3 5 , 75 0,000 Ordinary Shares if the underwriters exercise their over - allotment option in full) Offering Type Initial Public Offering Offering Price B etween US $5.00 and US$7.00 per Ordinary Share Use of Proceeds • 90% for f ixed asset investment in Oxytetracycline API production facilities • 6.4% for c onstruction of an organic - waste treatment facility • 0.6% for f ixed asset investment in Heparin Sodium Preparation facilities • 3% for m arketing expenses for Gan Di Xin Underwrite rs Univest Securities, LLC & Loop Capital Markets LLC See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. 4

Corporate Structure



Zhanchang Xin
Zhijiu Holdings Ltd. (British Virgin Islands)
GandiKang Holdings Ltd. (British Virgin Islands)
Ahanzhai Development Co., Ltd. (British Virgin Islands)
Public Shareholders
Pre-IPO%/Post-IPO%
46.13%/39.54%
23.77%/20.37%
22.39%/19.19%
6.13%/5.25%
0%/15.65%
Qilian International Holding Group Limited (Cayman Islands)
100%
Qilian International (Hong Kong) Holdings Limited (Hong Kong)
100%
Offshore
Onshore
Chengdu Qilian Trading Co., Ltd. (PRC)
Contractual Arrangements
155 Shareholders of Gansu Qilianshan Pharmaceutical Co., Ltd.
98.297%
Gansu Qilianshan Pharmaceutical Co., Ltd. (PRC)
Rugao Tianlu Animal Products Co. Ltd. (PRC)
100%
71.75%
Chengdu Qilianshan Biotechnology Co., Ltd. (PRC)
100%
Jiuquan Ahan Biotechnology Co., Ltd. (PRC)
100%
Jiuquan Qiming Biotechnology Co., Ltd. (PRC)
100%
Tibet Cangmen Trading Co., Ltd. (PRC)
100%
Tibet Samen Trading Co., Ltd. (PRC)

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. 5

About Us We are a pharmaceutical and chemical company based in China that focuses on the development, manufacture, marketing, and sales of oxytetracycline products, heparin sodium products, sausage casings, organic fertilizers and licorice products . We currently have an annual production capacity of 4 , 000 tons of oxytetracycline . Our production technology, scale and product quality are leading in the industry . The annual output is expected to reach 10 , 000 tons in the next three years . We have an annual max production capacity of 5 tons of Heparin sodium, and we expect to reach an annual maximum output of 10 tons in the next three years . We independently developed all of our products within our research and development department . $27.8 M Revenue (Unaudited 1H2020) $4.2 M Net Income (Unaudited1H2020) 20+ Provinces Market Coverage 50+ Years In Operation 6 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. 22.4% Gross Margin (Unaudited 1H2020) $6.2 M Gross Profit (Unaudited 1H2020)

Key Products See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. 7 • Oxytetracycline is an anti - inflammatory, antibiotic and antiproliferative agent that inhibits the synthesis of mitochondrial protein . • According to the Frost & Sullivan Report, it is expected that the demand for oxytetracycline product will rise, driving the steady growth of the production volume of oxytetracycline in the PRC . • Heparin sodium is an anticoagulant . It is mainly used to prevent and treat thrombosis or embolic diseases and diffuse intravascular coagulation caused by various reasons . It can also be used for hemodialysis, extracorporeal circulation, catheterization or microvascular surgery . • Gan Di Xin® is an innovative antitussive and expectorant medicine made from raw licorice materials . • Gan Di Xin® was introduced to the Chinese market in 2004 . • Gan Di Xin® has enjoyed growing popularity in recent years due to its easy administration method, strong efficacy, and soothing taste .

Strong R&D Capability Leadership team with more than 30 years of industry - specific experience High Productivity with Low Production cost Strong Brand Recognition Beneficial National Policy 8 Resourceful Geographic Location Investment Highlights See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results.

Our Product Offering

Category	Name	Intended Use	Photo
Licorice Products	Gan Di Xin®	Used orally as antitussive and expectorant medicine.	
	Qilian Shan® Licorice Exact	Used for treating bronchitis, pharyngitis, bronchial asthma and chronic adrenal insufficiency.	
	Qilian Shan® Licorice Liquid Extract	Used for treating bronchitis, pharyngitis, bronchial asthma and chronic adrenal insufficiency.	
Oxytetracycline Products	Qilian Shan® Oxytetracycline API	Used for treating the following diseases: Rickettsia, Mycoplasma infection, Chlamydia infection, Regression fever, Brucellosis cholera, Rabbit fever and Plague.	
	Qilian Shan® Oxytetracycline Tablets	Used orally for treating the following diseases: Rickettsia, Mycoplasma infection, Chlamydia infection, Regression fever, Brucellosis cholera, Rabbit fever and Plague.	
TCMD Product	Ahan® Antibacterial Paste	Designed as a rubbing ointment to kill Staphylococcus aureus, Candida albicans and Escherichia coli. It treats psoriasis, various dermatitis and eczema, mites, onychomycosis, and genital itching.	
Heparin Product	Heparin Sodium Preparations	Designed for the prevention of thrombosis and embolism; treatment of diffuse intravascular coagulation (DIC) caused by various causes; and other anticoagulation purposes.	
Sausage Casings	Zhu Xiaochang® Sausage Casings	Used for culinary purposes.	
Fertilizers	Xiongguan® Organic Fertilizer	Designed as a base application fertilizer. It is used to improve soil quality, increase crop yield and improve agricultural products' quality.	
	Xiongguan® Organic-Inorganic compound Fertilizer	Designed as a base and top application fertilizer. It is used to improve soil structure, prevent soil compaction, increase soil's water retention capacity, improve crops' drought/cold weather resistance, and enhance crops' rooting.	

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results.
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Honors & Awards 10 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. • N ational H igh - T ech E nterprise • Petroleum and Chemical Industry “Specialized and Innovative” Small to Medium Enterprises (the “SME”) Award • Strategic Emerging Growth Exemplar Enterprise • Gansu Province “Specialized New Technology” Enterprise • Gansu Province Circular Economy Exemplar Enterprise • Nationally Recognized Enterprise Technology Center Status, Provincial Level • Famous Trademark of Gansu Province (awarded to our trademark Qilian Shan® and Gan Di Xin® product ) • 2013 China Chemical and Pharmaceutical Industry’s Excellent Product Brand (awarded to our Gan Di Xin® product) • Excellent Entrepreneur Award (awarded to our CEO) • Little Giant Enterprise of Chengdu City • Chengdu City’s Unicorn Enterprise Award • Sichuan Province “Specialized and Innovative” SME Award • Sichuan Province “High - growth” SME Award

Industry Overview Source: National Bureau of Statistics of China, Frost & Sullivan Report Source: Frost & Sullivan Report 11 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results Production Volume of Compound Licorice Products (the PRC), 2014 - 2023E Production Volume of Oxytetracycline (the PRC), 2014 - 2023E Volume of Effective Component of Chemical Fertilizer (the PRC), 2013 - 2022E Thousand Tons Thousand Tons 2014 - 2018 2019E - 2023E CAGR 3.2% 3.4% 2014 - 2018 2019E - 2023E CAGR 3.3% 4.6% CAGR 2013 - 2017 2018E - 2022E Total - 0.2% - 0.8% Nitrogenous Fertilizer - 1.9% - 3.1% Phosphate Fertilizer - 1.0% - 2.2% Potash Fertilizer - 0.3% - 1.8% Compound Fertilizer 1.9% 2.0%

Pharmaceutical Market Overview Major raw materials for pharmaceutical manufacturing include chemicals, animal and plant tissues, which will be used to derive pharmaceutical intermediates . The production of pharmaceutical intermediates will employ natural and biochemical processes, including fermentation, synthesis and extraction . Afterwards, pharmaceutical intermediates will be purified and concentrated to active pharmaceutical ingredients (API), which will be used to produce final pharmaceutical products through proportioning and packaging approved and registered with National Medical Products Administration (NMPA) . Source: Frost & Sullivan Report The value chain of the pharmaceutical market in the PRC consists of upstream, midstream and downstream participants . The upstream of the pharmaceutical market in the PRC mainly involves suppliers of chemicals, animal and plant tissues and etc . , and API manufacturers who produce and sell active pharmaceutical ingredients (APIs) . Pharmaceutical manufacturers and pharmaceutical product distributors, as being the midstream along the value chain, manufacture and distribute final pharmaceutical products to downstream consumers . Downstream healthcare consumers can purchase pharmaceutical products from medical service providers including hospitals, clinics and etc . Note: The Company is a vertically integrated pharmaceutical and chemical company supplying both API and pharmaceutical produc ts. Source: Frost & Sullivan Report 12 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results Key Stages of Pharmaceutical Manufacturing in the PRC Fermentation, Synthesis and Extraction Flow Diagram of Pharmaceutical Manufacturing in the PRC Purification and Concentration Proportioning Packaging Chemicals Animals & Plants Pharmaceutical Intermediates Active Pharmaceutical Ingredients (API) Final Pharmaceutical Products Upstream Midstream Downstream Chemicals, animal and plant tissues supplier API manufacturers API distributors Pharmaceutical manufacturers Pharmaceutical product distributors Medical service providers Healthcare consumers The Company Direct sales Direct sales

Market Size Analysis Note: Oxytetracycline and compound licorice are categorized as chemical medicines. Source: National Bureau of Statistics of China, Frost & Sullivan Report Source: Ministry of Industry and Information Technology of China, Frost & Sullivan Report In October 25 2016 , the State Council of the PRC issued the “Health China 2030 Planning Outline”, as a guideline for the PRC government to establish universal health care (UHC) . From 2014 to 2018 , the total output volume of chemical medicines in the PRC rose from 3 , 034 . 0 thousand tons in 2014 to 3 , 554 . 4 thousand tons in 2017 . Total output volume experienced a fall in both 2018 and 2019 , reaching 2 , 523 . 0 thousand tons by the end of 2019 . The fall was primarily due to the increasingly stringent regulations on environmental protection and pollution management . Looking forward, with a series of supportive government policies including the Belt and Road Initiative and rising demand for pharmaceutical products driven by the outbreak of COVID - 19 and aging population, the total output volume of chemical medicines in the PRC is expected to reach 3 , 797 . 0 thousand tons in 2024 , with a CAGR of approximately 7 . 4 % from 2020 , according to the National Bureau of Statistic of China and the Frost & Sullivan Report . The pharmaceutical market in the PRC started to play an increasingly large role in the global market supply, particularly in relation to active pharmaceutical ingredients (APIs) . Attributed to the lower cost structure for rent, labor, materials and equipment, and the easy access to a wide variety of intermediates and chemicals, the API market in the PRC grew significantly during the past five years . According to the Ministry of Industry and Information Technology of China, during the period from 2014 to 2018 , revenue generated from manufacturing of active pharmaceutical ingredients grew with a CAGR of approximately 10 . 7 % from RMB 424 . 0 billion in 2014 to RMB 669 . 4 billion in 2019 . With the increasing demand from downstream manufacturers of chemical medicines, it is expected that the revenue from the manufacturing of active pharmaceutical ingredients) will reach RMB 1 , 074 . 8 billion in 2024 , representing a CAGR of approximately 9 . 9% . 13 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results Output of Chemical Medicines (the PRC), 2013 - 2022E CAGR 2013 - 2017 2018E - 2022E Chemical Medicines 7.8% 8.2% Thousand Tons Revenue of Manufacturing of API (the PRC), 2014 - 2023E CAGR 2014 - 2018 2019E - 2023E API 10.7% 11.8% Billion RMB

Market Drivers 14 Improving Regulation System (1) Favorable & Supportive Government Policies (1) (2) Improving Crop Yields (2) Expanding Aging Population (1) Rising Healthcare Awareness (1) See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a ris k o f loss. Past performance is not indicative of future results. Note: (1) Market Drivers for Heparin Sodium Products Market (2) Market Drivers for Organic Fertilizer Market

Competitive Landscape The pharmaceutical market in the PRC relies heavily on professionals and talents for medicine research, development and production . Therefore, access to industry professionals serve as a key entry barrier for new market entrants without tracking records and the ability to attract professionals . • According to the Frost & Sullivan Report, the pharmaceutical market in the PRC is highly fragmented with more than 4 , 000 pharmaceutical companies and a total market size of RMB 2 , 614 . 7 billion in terms of sales in 2019 . • In 2019 , top 20 pharmaceutical companies accounted for over 20 % of the total pharmaceutical market in the PRC . In particular, major market participants in oxytetracycline, compound licorice and heparin sodium market are small and medium companies with no particular market leader with significant market share to dominate or influence the market . Established market participants generally possess good business relationship with their upstream suppliers and downstream customers, which enable them to source raw materials and provide desired products and services, and even obtain information on recent market trends . Pharmaceutical companies generally require significant investment in the research and development of new products, expanding along the industry value chain, upgrading of manufacturing and production facilities, and recruiting industry professionals and talents . Established market participants tend to have sufficient capital investment and a good track record to raise funds, which in contrast will hinder the development of new market entrants . Entry Barrier Access to Industry Professionals 15 See offering documents for further risks and disclosures . There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a ris k o f loss. Past performance is not indicative of future results. Established Business Relationship Significant Capital Investment

Resourceful Geographic Location • Oxytetracycline – located in Northwest China with access to high - quality natural resources including coal, electricity and corn, allowing us to manufacture high - quality products at low costs . • Organic Fertilizer -- enjoys well - developed animal husbandry industry, large planting area of crops and abundant resources such as medicine residue, straw, livestock and poultry manure due to their locations in remote Western China, which ensure sufficient supply of raw materials for production . • Heparin Sodium -- located in a town to the west of Chengdu with a high volume of pig slaughter, providing us with abundant supply of raw materials for production . • Gan Di Xin® -- has a unique resource of licorice production materials in the west of China . Industry Advantages • Oxytetracycline -- enjoys unique policy advantage (National approval) . • Biomedicine and organic fertilizer sections belong to a sunrise industry . Technical Advantages • Has oxytetracycline strain optimization techniques . • Has production waste treatment and reuse techniques . • Has more than 20 invention patents and utility model patents which developed by our technical team independently . Recognized Brand Name • Owns Qilian Shan® Oxytetracycline API, Gan Di Xin®, XiongguanTM Organic Fertilizer, Zhu XiaochangTM Sausage Casing and other well - known nationally recognized brands in the market . 16 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. Competitive Advantages

Business Strategies Gan Di Xin® • Increase investment in marketing of Gan Di Xin® . • Further enhance market awareness of brand to increase market share . Qilian Shan® Oxytetracycline API • Aim to reach annual production of 10 , 000 tons of oxytetracycline APIs . • Improve upstream and downstream supply chain and improve the products’ competitiveness in the market . • Recruit high - end talents to improve production, sales and research . • Take advantages of preferential tax policies, energy advantages, low - cost raw materials, and cheap labor to greatly reduce production costs through establishing a factory in Xinjiang . Meanwhile expand production capacity with the goal of becoming industry leader . Xiongguan TM Organic Fertilizer • Expand the production line of organic fertilizer, use the concept of circular economy development to make harmless treatment of organic wastes such as medicine residue, straw, livestock and poultry manure, tail vegetables, etc . , and convert organic wastes into high - quality production materials, increase production capacity, and create an annual output of 300 , 000 tons of organic fertilizer production base . Heparin Sodium Preparation • Expand the production line of heparin sodium to reach a maximum annual output of ten tons . • Improve investment in research and technology to receive certification from the European Union and the United States and meet the international standards . • Increase our production lines for Heparin Sodium to achieve product upgrades . • Integrate the industrial chain through acquisitions and cooperation . • Expand crude heparin sodium productions, aiming to become the industry leader . • Increase upstream bargaining power and increase gross profit . 17 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results.

Management Team & Directors



Zhanchang Xin, *Chairman of the Board of Directors, Chief Executive Officer*

Mr. Zhanchang Xin has been our Chairman of the Board and Chief Executive Officer since our incorporation. Since August 2006, Mr. Xin has served as Chairman of the Board for Gansu Qilianshan Pharmaceutical Co. Ltd. ("Gansu QLS"). Mr. Xin has over 30 years of research and engineering experience in the pharmaceutical industry. He has worked for Gansu QLS for 33 years and has published pharmaceutical research papers in Chinese medical journals such as "China Medical Industry Journal" and "Gansu Pharmaceutical". In June 1986, Mr. Xin received the Bachelor Degree in Pharmacy from the School of Medicine at Lanzhou University. Mr. Xin received his Master Degree in Business Administration from Beijing Technology and Business University in December 2004.



Haiping Shi, *Chief Financial Officer and Director Appointee*

Ms. Haipin Shi will serve as our Director upon the effectiveness of our registration statement on Form F-1. She was appointed as our Chief Financial Officer on June 15, 2020. Since April 2018, Ms. Shi has served as the Chief Financial Officer and Head of Financial Department for Gansu QLS. From February 2014 to March 2018, Ms. Shi served as the Head of Financial Department for Gansu QLS. From February 2012 to January 2014, Ms. Shi served as the Deputy General of Financial Department of Gansu QLS. Ms. Shi received a Three-Year College Degree from Gansu Radio and Television University in July 1995. She received an Accounting Intermediate Qualification Certificate awarded by China's Ministry of Human Resources and Social Security and China's Ministry of Finance in May 2008.



Marta New, *Independent Director Appointee*

Dr. New will serve as our Independent Director upon the effectiveness of our registration statement on Form F-1. Dr. New has served as the President and Chief Executive Officer of Radyus Research Inc. since October 2019. From September 2016 to July 2019, Dr. New served as a Partner of Agent Capital, LLC, during which time Dr. New participated in multiple deals in oncology, immunology and rare disease areas including Orchard Therapeutics (Nasdaq: ORTX) and Precision Biosciences (Nasdaq: DTIL). Prior to that, Dr. New served as a principal investor at Baxter Ventures, a corporate venture arm of Baxter International (NYSE: BAX) from December 2013 to August 2016. Dr. New received her Bachelor's degree in Biology from University of Novi Sad in Republic of Serbia in 2002. Dr. New received her Ph.D. in Microbiology and Immunology from University of Illinois in 2006. Dr. New received an MBA degree from Northwestern University in 2011.



Ming Jing, *Independent Director Appointee*

Mr. Ming Jing will serve as our Independent Director upon closing of this offering. From 2003 to present, Mr. Jing has served as a professor, doctorate degree tutor and associate Dean of the School of Pharmacy at Gansu University of Traditional Chinese Medicine and published more than seventy research papers on prominent science journals such as Science Citation Index (SCI) and Chinese Science Citation Database (CSCD). To date, Mr. Jing has also obtained 6 National Patent Certificates as a first inventor. Mr. Jing received a Bachelor's Degree from Lanzhou University in 1986.



David J. Moss, *Independent Director Appointee*

Mr. Moss will serve as our independent Director upon the effectiveness of our registration statement on Form F-1. Mr. Moss is currently serving as Chief Financial Officer at Inmune Bio Inc. (Nasdaq trading symbol "INMB"), which is a company focusing on developing and commercializing products to treat immune system diseases. Mr. Moss is also a Director of CareSpan International, Inc. and served as a Director of Pegasi Energy Resources Corporation from May 2007 to January 2014 and was a founding investor in Reliant Service Group LLC which sold in 2015 to a leading private equity firm. From 1996 until 2001 he served as Managing Partner at a Seattle based venture capital firm, The Phoenix Partners. From November 2010 until October 2011, Mr. Moss was the Chief Executive Officer, sole Director and a majority shareholder of Tamandare Explorations Inc. a private specialty pharmaceutical company. Mr. Moss holds an MBA from Rice University and a BA in Economics from the University of California, San Diego.

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results.
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Financial Highlights 19 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. $22,537 $50,369 $46,097 $27,160 $27,759 $1,538 $5,203 $5,908 $5,024 $4,183 FY2017 FY2018 FY2019 1H2019 1H2020 Thousands USD Revenue and Net Income Revenue Net Income 15.0% 16.1% 21.0% 27.2% 22.4% 6.8% 10.3% 12.8% 18.5% 15.1% FY2017 FY2018 FY2019 1H2019 1H2020 Gross Margin and Net Profit Margin Gross Margin Net Profit Margin Note: QLI’s fiscal year end is September 30. & Financial data of 1H2019 and 1H2020 is unaudited

Financial Highlights 20 Gross Margin by Category 13.1% 2.4% 9.7% 18.4% 12.7% 15.4% 21.7% 26.0% 32.3% 28.0% 20.8% 67.0% 66.0% 71.2% 55.0% FY2017 FY2018 FY2019 1H2019 1H2020 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. I nve stments may be speculative, illiquid and there is a risk of loss. Past performance is not indicative of future results. Revenue by Category 21.0% 32.0% 33.0% 60.0% 60.0% 77.0% 66.0% 65.0% 39.0% 39.0% 2.0% 2.0% 2.0% 1.0% 1.0% FY2017 FY2018 FY2019 IH2019 1H2020 Note: QLI’s fiscal year end is September 30. & Financial data of 1H2019 and 1H2020 is unaudited

Contact Edric Guo COO Email: yguo@univest.us Tel: +1 - 646 - 775 - 0000 Address: 375 Park Avenue, 15th Floor New York, NY 10152 USA Investor Relations Ascent Investor Relations LLC Tina Xiao President Email: tina.xiao@ascent - ir.com Tel: +1 - 917 - 609 - 0333 Address: 733 Third Avenue, 16th Floor, New York, NY 10017 USA Bookrunner Univest Securities, LLC 21 Email: ir@qlsyy.net Address: Jiuquan Economic and Technological Development Zone Jiuquan City, Gansu Province, 735000 People’s Republic of China Issuer Qilian International Holding Group Limited